Exhibit 5.1

e-mail:
mmontarsolo@applebyglobal.com
Marvell Technology Group Ltd.
4th Floor, Windsor Place	direct dial:
22 Queen Street	Tel 441 298 3528
Hamilton	Fax 441 298 3369
Bermuda
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mm/fm/124914.22

Dear Sirs	18 November, 2005

Registration Statement on Form S3

We have acted as legal counsel in Bermuda to Marvell Technology Group Ltd (the “Company”) in connection with its filing with the United States Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), with respect to the resale of up to 980,499 of the Company’s common shares of US$ 0.002 per value per share (the “Shares”), by the selling shareholders named in the Registration Statements ( the “Selling Shareholders”).

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)           the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)           that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)           the genuineness of all signatures on the Documents;

(d)           the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Documents);

(e)           that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)            that the Asset Purchase Agreement and Registration Statement have been validly authorized, executed and delivered by each of the parties thereto, other than the Company, and the performance thereof is within the capacity and powers of each such party thereto, and that each such party to which the Company purportedly delivered the Subject Agreements has actually received and accepted delivery of such Subject Agreements;

(g)           that any representation, warrant or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(h)           that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(i)            that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered; and

(j)            that when filed with the Securities Exchange Commission, the Registration Statement will be in a form which does not differ in any material respect from the drafts which we have examined for the purposes of this opinion. And referred to in Schedule 1.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)           The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda.  The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2)           The execution, delivery and performance by the Company of the Asset Purchase Agreement and Registration Statement to which it is a party and the transactions contemplated thereby have been duly authorised by all necessary corporate action on the part of the Company.

(3)           When issued pursuant to the terms of the Resolutions, and the Asset Purchase Agreement in the circumstances referred to or summarised under the caption “Selling Shareholders” in the Registration Statement the Shares will be (or, to the extent heretofore issued, are) validly issued, fully paid and non-assessable shares in the capital of the Company.

(4)           There are no taxes, duties or other charges payable to or chargeable by the Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

Reservations

We have the following reservations:

(a)           We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)           We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(c)           We express no opinion as to the validity, binding effect or enforceability of provision incorporated into the Asset Purchase Agreement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.  Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

(i)    details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

(ii)   details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda (“overseas companies”) over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

(d)           Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between such company and the holder of such shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(e)           In order to issue this opinion we have carried out the Company Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f)            In order to issue this opinion we have carried out the Litigation Search as referred to in the First Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g)           In paragraph (1) above, the term “good standing” means that the Company has received a Certificates of Compliance from the Registrar of Companies.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission.  We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling Hunter

FIRST SCHEDULE

1.             The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 18 November 2005 (the “Company Search”).

2.             The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 18 November 2005 (the “Litigation Search”).

3.             Copy of the draft Asset Purchase Agreement between the Company, Marvell International Ltd.  and Q Logic Corporations.

4.             An electronic copy of the draft of the Registration Statement received on 18 November 2005 (excluding exhibits and excluding the documents incorporated by reference)

5.             The Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted 21 June 2001 for the Company (collectively referred to as the “Constitutional Documents”).

6.             The Minutes of the Meeting of the Board of Directors of the Company held on August 26, 2005 (the “Resolutions”).

7.             A copy of the “Foreign Exchange Letter”, dated 31 May 2000 and 10 February 2003, issued by the Bermuda Monetary Authority, Hamilton Bermuda in relation to the Company.

8.             The “Tax Assurance”, dated 10 March 1995, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

9.             A Certificate of Compliance, dated 18 November 2005 issued by the Registrar of Companies in respect of the Company.